PUBC Announces Contract with LTS LeaderBoard Tournament Systems Ltd.

LAS VEGAS, NV - September 30, 2005 - Public Company Management Corporation (OTCBB: PUBC) announced that its subsidiary, Go Public Today.com, Inc., has a new contract agreement with Global Golf Marketing Ltd., which operates under trade name LTS LeaderBoard Tournament Systems Ltd [TM] ("LTS"). Under the contract, Go Public Today.com, Inc. will assist Global Golf Marketing Ltd. with the process of becoming a publicly traded company on the OTCBB.

LTS LeaderBoard is a Sports Marketing and Entertainment Production Company that has utilized its cutting edge proprietary software technologies to become the largest global franchising organization to service the growing business of tournament golf.  Though primarily aimed at golf tournament organizers with unique tournament services such as scoring and managing tournament administration, LTS LeaderBoard can also assist event managers and, sponsors  with sports sponsorship opportunities and they also provide increased  fundraising services for non-golf related events.

Utilizing proprietary software and unique interactive programs, LTS helps event organizers and golf establishments make golf events more entertaining and profitable. Since 1995, LTS has scored more than 3.1 million holes of tournament golf on three continents and today is one of the fastest growing golf franchises in the U.S.

Since the company began selling franchises in 2001, LTS LeaderBoard has developed 25 outlets in North America and signed license agreements on two other continents. The company is on a steep growth curve.

LTS LeaderBoard competes in the Sporting Activities industry, along with other public companies such as Bally Total Fitness Holding Corp. (NYSE: BFT) and Life Time Fitness (NYSE: LTM). For more information about Global Golf Marketing Ltd. and LTS LeaderBoard Tournament Systems Ltd™ visit their website at: http://www.LTSLeaderBoard.com

"LTS LeaderBoard is a promising company in the growing Sporting Activities industry, and PUBC is excited about the opportunity to help LTS LeaderBoard access the public equity market," said Stephen Brock, PUBC president. "Our goal is to help LTS LeaderBoard build success by taking advantage of the numerous benefits of being a public company."

In addition to assisting with becoming a public company, PUBC will also provide compliance services to help the company maintain its regulatory responsibilities as a public company. These services, provided through PUBC's subsidiary, Public Company Management Services (http://www.PCMS-Team.com), are invaluable for small business issuers (SBIs), as many are unsuccessful at maintaining compliance, which severely limits their ability to access capital. In fact, 20 percent of OTCBB SBIs do not file 10-KSBs. By aiding SBIs like LTS LeaderBoard with regulatory compliance, PUBC continually works toward its goal of supporting the entire life cycle of public companies and making the benefits of the public equity markets accessible to smaller companies.

About Public Company Management Corporation

PUBC is a fast-growing, emerging company that provides a number of consulting and advising services to companies seeking to access public capital markets. PUBC focuses on the small business market segment, traditionally underserved by large management consulting firms like Accenture Ltd. (NYSE: ACN) and Corporate Executive Board Co. (NASDAQ: EXBD). PUBC's primary service is to help promising private companies become publicly traded companies and with consulting and advising services relating to compliance with SEC reporting requirements. This business model represents a genuine ‘win-win' situation for PUBC and its clients. As the value of PUBC's client companies increases, so should the value of PUBC's holdings. For more information on PUBC's services, visit: www.publiccompanymanagement.com/services.

PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today, Inc. (http://www.GoPublicToday.com) provides advice ad assistance in connection with registration of securities for public offerings and obtaining a listing on the OTCBB.

Regulatory compliance -- Public Company Management Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients' best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding PUBC's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which PUBC operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in PUBC's filings with the Securities and Exchange Commission. PUBC assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com

www.PublicCompanyManagement.com

Source: Public Company Management Corporation